UNITED STATES SECURITIES AND EXCHANGE
COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): June 11, 2014

OCERA THERAPEUTICS, INC.

(Exact name of registrant as specified in its charter)

DELAWARE	001-35119	63-1192270
(State or other jurisdiction	(Commission File Number)	(I.R.S. Employer
of		Identification No.)
incorporation)

525 University Avenue, Suite 610
Palo Alto, CA	94301
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (650) 475-0150

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On June 11, 2014, the Board of Directors (the “Board”) of Ocera Therapeutics, Inc. (the “Company”) appointed Sharon Tetlow as Acting Chief Financial Officer and Treasurer of the Company.  The Board also selected Ms. Tetlow to perform the duties of the Company’s principal financial officer and principal accounting officer.  On June 2, 2014, the Company entered into a Consulting Agreement (the “Consulting Agreement”) with Danforth Advisors, LLC (“Danforth”), pursuant to which Ms. Tetlow will provide the Company with certain strategic and financial advice and support services during the one-year period beginning on June 2, 2014. The Company will pay Danforth a consulting fee of $325 per hour for Ms. Tetlow’s services. The Consulting Agreement may be terminated either by the Company or by Danforth without cause upon 90 days’ prior written notice.

Ms. Tetlow, age 54, has worked as a Managing Director at Danforth, which provides financial and operational support for emerging life science and renewable energy companies, since April 2013.  Prior to working at Danforth, Ms. Tetlow served as the Chief Financial Officer of Pathwork Diagnostics, a commercial stage molecular diagnostics company, from 2011 until March 2013.  Ms. Tetlow served as the Senior Vice President, Chief Financial Officer of Cell Genesys from July 2005 to October 2009, as a Venture Partner of Apax Partners from October 2004 to February 2005, and as Chief Financial Officer of diaDexus from February 1999 to October 2004.  Ms. Tetlow holds an B.S. from the University of Delaware and an M.B.A. from Stanford University.

There are no related party transactions between the Company and Ms. Tetlow, and Ms. Tetlow is neither related to, nor does she have any relationship with, any existing member of the Board or any executive officer of the Company.

Item 5.07  Submission of Matters to a Vote of Security Holders.

The Company’s 2014 Annual Meeting of Stockholders (the “Annual Meeting”) was held on June 11, 2014. A total of 13,301,960 shares of the Company’s common stock were present or represented by proxy at the Annual Meeting. At the Annual Meeting, the stockholders voted on the following three proposals and cast their votes as described below.

Proposal 1.    The individuals listed below were elected at the Annual Meeting to serve until the annual meeting of stockholders in 2015 and until their respective successors are duly elected and qualified or until their earlier resignation or removal.

	FOR	WITHHELD	BROKER NON- VOTES
Eckard Weber, M.D.	11,330,053	45,783	1,926,124
Jean-Paul Castaigne, M.D.	11,330,053	45,783	1,926,124
Lars G. Eckman, M.D., Ph.D.	11,296,541	79,295	1,926,124
Linda S. Grais, M.D.	11,360,076	15,760	1,926,124
Nina Kjellson	11,360,176	15,660	1,926,124
Michael Powell, Ph.D.	11,360,176	15,660	1,926,124
Franck S. Rousseau, M.D.	11,359,853	15,983	1,926,124
Anne VanLent	11,360,076	15,760	1,926,124
Wendell Wierenga, Ph.D.	11,330,053	45,783	1,926,124

Proposal 2.    The Company’s stockholders approved the non-binding, advisory resolution on the executive compensation of the Company’s named executive officers.

FOR	AGAINST	ABSTAIN	BROKER NON- VOTES
10,475,787	256,385	643,664	1,926,124

Proposal 3.    The Company’s stockholders ratified the selection of Ernst & Young LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2014.

FOR	AGAINST	ABSTAIN
13,300,558	1,402	0

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

June 16, 2014	Ocera Therapeutics, Inc.

	By:	/s/ Linda S. Grais, M.D.
	Name:	Linda S. Grais, M.D.
	Title:	President and Chief Executive Officer